Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182336 on Form S-3 of our reports dated February 26, 2013 relating to the financial statements and financial statement schedule of Appalachian Power Company and subsidiaries appearing in or incorporated by reference in the Annual Report on Form 10-K of Appalachian Power Company for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 26, 2013